                                                                    Exhibit 99.3


Netcentives Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Netcentives Inc. (Netcentives) of all outstanding shares of UVN Holdings, Inc. and Subsidiary and SHC Venture, L.L.C. (collectively referred to as "UVN") in a transaction accounted for as a purchase.

The pro forma condensed combined statements of operations of Netcentives Inc. for the year ended December 31, 1999 assume that the acquisition of UVN took place as of the beginning of the earliest period presented. The statements combine Netcentive's and UVN's statements of operations for the year ended December 31, 1999 and the quarter ended March 31, 2000. The financial results of UVN Holdings, Inc. and SHC Venture, L.L.C. for the quarter ended March 31, 2000 are for the period from January 1, 2000 to March 3, 2000 (date of acquisition). The financial results from March 4 to March 31, 2000 for UVN Holdings, Inc. and SHC Venture, L.L.C. are included in the results presented for Netcentives Inc.

The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based on the information available at the date of this filing and are subject to change based on completion of the final purchase price allocation, including completion of third-party appraisals.

Netcentive's condensed financial information included in these pro forma financial statements is derived from its December 31, 1999 audited financial statements included in its Form 10-K for the period ended December 31,1999 filed on March 30, 2000 and its March 31, 2000 unaudited financial statements included in its Form 10-Q for the period ended March 31, 2000 filed on May 15, 2000. UVN's condensed financial information included in these pro forma financial statements is derived from its December 31, 1999 audited financial statements included elsewhere in this filing.

        PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1999
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      SHC        UVN
                                      Netcentives   Venture,   Holdings,    Pro Forma            Pro Forma
                                         Inc.        L.L.C.      Inc.      Adjustments            Combined
Revenues:
  Product                               $    859    $ 1,773    $    -        $     -              $  2,632
  Program related services                 2,672        -           360           (324)  (A)         2,708
  Technical consulting services            4,310        -           -              -                 4,310
                                        ----------------------------------------------            --------
     Total revenues                        7,841      1,773         360           (324)              9,650
                                        ----------------------------------------------            --------
Costs and expenses:
  Cost of product revenues                   968      2,159         -             (324)              2,803
  Program-related services, marketing
   and support costs                      23,425        -           -              -                23,425
  Cost of technical consulting             3,056        -           -              -                 3,056
   services revenues
  Research and development                 5,321        -           -               75   (B)         5,396
  Selling, general                         9,139      2,198         -            1,081   (A), (B)   12,418
    and administrative
  Operating expenses                           -        -         1,156         (1,156)  (B)           -
  Amortization of deferred                 4,105        -           -              -                 4,105
   stock compensation
  Amortization of supplier
   stock and other stock
   arrangements                            8,551        -           -              -                 8,551
  Amortization of intangibles              1,777        -           -            5,112   (C)         6,889
                                        ----------------------------------------------            --------
     Total costs and expenses             56,342      4,357       1,156          4,788              66,643
                                        ----------------------------------------------            --------
Loss from operations                     (48,501)    (2,584)       (796)        (5,112)            (56,993)
Interest income                            1,978          6           4           (240)  (D)         1,748
Other income                                 -          900         452            -                 1,352
Interest expense                            (305)       (61)       (288)           -                  (654)
                                        ----------------------------------------------            --------
Net Loss                                $(46,828)   $(1,739)     $ (628)       $(5,352)           $(54,547)
                                        ==============================================            ========
Net Loss per share                      $  (4.99)                                                 $  (5.60)
                                        ========                                                  ========
Shares used in computing per
 share amounts-
 basic and diluted                         9,376                                                     9,748
                                        ========                                                  ========

       See accompanying notes to unaudited pro forma condensed combined financial statements.

        PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         QUARTER ENDED MARCH 31, 2000
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                Netcentives    SHC Venture,        UVN         Pro Forma          Pro Forma
                                                    Inc.          L.L.C.      Holdings, Inc.   Adjustments         Combined
Revenues:
    Product                                        $    487         $  240          $    -         $   -         $    727
    Program related services                          3,215              -              12           (12)  (A)      3,215
    Technical consulting services                       936              -               -             -              936
                                              ----------------------------------------------------------     ------------
    Total revenues                                    4,638            240              12           (12)           4,878
                                              ----------------------------------------------------------     ------------
Costs and expenses:
    Cost of product revenues                            408            370               -           (12)             766
    Program-related services, marketing and
     support costs                                    7,910              -               -             -            7,910
    Cost of technical consulting services
     revenues                                           454              -               -             -              454
    Research and development                          1,653              -               -             -            1,653
    Selling, general and administrative               4,786            451             561             -   (A)      5,798
    Amortization of deferred stock
     compensation                                     1,092              -               -             -            1,092
    Amortization of supplier stock and other
     stock arrangements                               1,077              -               -             -            1,077
    Amortization of intangibles                       1,524              -               -           852   (C)      2,376
                                              ----------------------------------------------------------     ------------
    Total costs and expenses                         18,904            821             561           840           21,126
                                              ----------------------------------------------------------     ------------


    Loss from operations                            (14,266)          (581)           (549)         (852)         (16,248)

    Interest income                                   1,272              2               -           (40)  (D)      1,234
    Other income (expense)                                -              -              96             -               96
    Interest expense                                    (95)           (16)            (73)            -             (184)
                                              ----------------------------------------------------------     ------------
    Net Loss                                       $(13,089)        $(595)          $(526)         $(892)        $(15,102)
                                              ==========================================================     ============
    Net Loss per share                             $ (0.40)                                                        $(0.46)
                                              =============                                                  ============
    Shares used in computing per
    share amounts- basic and diluted                 32,590                                                        32,848
                                              =============                                                  ============

       See accompanying notes to unaudited pro forma condensed combined financial statements.

NETCENTIVES INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The total purchase price of UVN reflects a cash payment of $2,788,000 as well as the issuance of 371,532 shares of Netcentives' common stock. The total purchase price was determined as follows (in thousands):

Value of Netcentive's common stock    $18,027
Cash payment                            2,788
Liabilities assumed                     4,631
Other direct acquisition expenses       2,077
                                      -------
                                      $27,523
                                      =======

The valuation of our common stock is based on its closing price for the five calendar days ending on the trading day immediately prior to the date of "Agreement and Plan of Reorganization" referenced in the Form 8-K filed March 20, 2000.

The total purchase price of the UVN acquisition will be allocated to acquired assets based on estimates of their fair values. The purchase price of approximately $27,523,000 in excess of identifiable assets acquired of $25,548,000 have been preliminarily classified as intangible assets. The Company expects to complete the purchase price allocation during the second quarter of 2000.

The adjustments to the pro forma condensed combined statements of operations for the year ended December 31, 1999 and March 31, 2000 assume the acquisition occurred as of January 1, 1999 and are as follows:

(A) To eliminate intercompany charges to revenues recognized by UVN Holdings, Inc. related to fees paid by SHC Venture, L.L.C.
(B) To reflect the presentation of operating expenses related to UVN on a basis consistent with Netcentives Inc. financial statements.
(C)  To reflect the amortization of approximately $25,548,000 of estimated
     intangible assets resulting from the acquisition.   The intangible assets
     will be amortized ratably over an estimated useful life of five years. The Company expects to complete the purchase price allocation during the second quarter of 2000.
(D) To reflect the reduction of interest income as of result of the $4,865,000 of cash paid for the acquisition of UVN.